Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Fox Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Class A Common Stock, par value $0.01 per share(1)	Rule 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)
	Equity	Class B Common Stock, par value $0.01 per share(1)	Rule 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)
	Equity	Preferred Stock, par value $0.01 per share(1)	Rule 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)
	Debt	Debt Securities(1)	Rule 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	Separate consideration may or may not be received for securities that are issuable on exercise, conversion, settlement or exchange of other securities.
(2)

An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of any securities offered hereunder.

(3)

In accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, as amended, Fox Corporation (the “Registrant”) is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.